EMPLOYMENT AGREEMENT
                              --------------------

     THIS EMPLOYMENT AGREEMENT (the "Agreement") is effective as of July __, 2004 (the "Effective Date") by and between GRILL CONCEPTS, INC., a Delaware corporation (hereinafter referred to as "Employer" or "Company"), and PHILIP GAY (hereinafter referred to as "Employee"), with respect to the following:

     A. Employer is in the business of restaurant operation and management, specifically the operation and management of Daily Grill and The Grill restaurants. Employer's principal place of business is located at 11661 San Vicente Boulevard, Suite 404, Los Angeles, California 90049.

     B. Employer desires to employ Employee and Employee desires to be employed by the Employer pursuant to the terms and subject to the conditions contained in this Agreement.

     C.   The parties desire to reduce their agreements to writing.

     NOW, THEREFORE, in consideration of the foregoing facts and the mutual covenants and agreements contained in this Agreement, the parties agree as follows:

     1.   EMPLOYMENT.  Employer  employs Employee as its Chief Financial Officer
          ----------
and an Executive Vice President and Employee accepts that position upon the terms and conditions set forth in this Agreement. Employer shall have the exclusive right to Employee's services during the term of this Agreement and Employee shall devote his full time, attention and energies to the performance of his duties hereunder.

     2.   DUTIES;  LIMITATIONS.
          ---------------------

          a. Subject to the powers, authority and responsibilities vested in the Board of Directors of Employer ("Board"), the Bylaws of Employer and the limitations set forth below, Employee shall have the authority and responsibility as the Chief Financial Officer reporting to CEO of the Company, consistent with the functions of such position as previously established by the Company, and as same may from time to time during the Term be determined by the Board.

          b. Employee will at all times abide by Employer's personnel policies and will faithfully, industriously and to the best of his ability, experience and talents perform all duties required of and from Employee pursuant to this Agreement's express and implied terms.

          c. Such duties shall be rendered at such place or places and at any time Employer shall in good faith reasonably require.

          d. The Employee shall, during the Term, be subject to the same restrictive covenants as senior executives of the Company with respect to confidential or proprietary information, trade secrets, works for hire, non-competition, non-solicitation and non-inducement and, following termination of this Agreement for whatever reason, be subject to such restrictive covenants in accordance with their terms to the same extent that senior executives of the

Company are subject thereto following termination of employment as employees of the Company. In this regard, Employee agrees to execute such other and further documents as the Company may reasonably require incidental to such covenants by Employee. Notwithstanding the above, the above non-compete period shall be valid as long as employee is paid either base or severance pay by company, as further defined in this agreement.

          e. Employee agrees that during the Term, unless otherwise sooner modified or terminated in writing by the Company in its sole discretion, he shall not, in, from or at any location within the United States, directly or indirectly, as a principal, agent, employee, employer, Employee, stockholder, partner or in any individual or representative capacity, engage in any business that competes with the Company, i.e., a business that provides restaurant services similar to the "The Grill" and/or "Daily Grill" restaurant operations as well as any restaurant or other business operations actively engaged in by the Company. It is acknowledged that Employee has a minority ownership interest in Mezzomondo Trattoria restaurant located in Studio City, California ("Mezzomondo"). Notwithstanding the foregoing, Employee may, without violating the provisions hereof, (1) retain his existing ownership interest in "Mezzomondo"; and (2) purchase and hold up to five percent (5%) of any entity whose shares are publicly traded. If any covenant hereof should be deemed invalid or unenforceable because of the scope, geographical area or duration, or any combination thereof, such covenant shall be modified and reformed so that the scope, geographic area and duration of the covenant is reduced only to the minimum extent necessary to render the modified covenant valid and enforceable.

          f. During the Term, and for a period of two (2) years following the termination thereof other than for termination based on material breach by the Company, Employee acknowledges and agrees that he will not, without the express written consent of the Company, directly or indirectly, do or authorize or assist any other person in doing any of the following acts:

               (i) solicit, entice, persuade or induce any Person (whether or not under a written contract of employment with the Company) to terminate his or her employment by the Company or to refrain from entering into, extending or renewing employment with the Company (upon the same or new terms) or to become employed by a Person other than the Company; or

               (ii) solicit, entice, persuade or induce any person or any Client (whether or not under a written contract with the Company) to terminate his or her contract or relationship with the Company or to refrain from entering into, extending or renewing the same (upon the same or new terms) or enter into a contract or relationship with a person other than the Company.

          g. Employee acknowledges and agrees that all developments, including inventions, whether patentable or otherwise, trade secrets, restaurant designs, recipes, discoveries, improvements, trademarks, trade names, ideas and writings (including but not limited to operating manuals and policies) which either directly or indirectly relate to the business of the Company or any of its affiliates (the "Developments") which Employee, either by himself or in conjunction with any other person or persons, shall conceive, make, develop, acquire or acquire knowledge of during his employment with the Company (whether during the Term or thereafter) shall become the sole and exclusive property of the Company. Employee hereby assigns, transfers and conveys, and agrees to so assign, transfer and convey to the

Company, all of his right, title and interest in and to any and all such Developments and to disclose fully as soon as practicable, in writing, all such Developments to the Company. At any time and from time to time, upon the request and at the expense of the Company, Employee agrees he will execute and deliver any and all instruments, documents and papers, give evidence and do any and all other acts which, in the opinion of counsel for the Company, are or may be necessary or desirable to document such transfer or to enable the Company to file and prosecute applications for and to acquire, maintain and enforce any and all patents, trademark registrations or copyrights under United States or foreign law with respect to any such Developments or to obtain any extension, validation, reissue, continuance or renewal of any such patent, trademark or copyright. The Company will be responsible for the preparation of any such instruments, documents and papers and for the prosecution of any such proceedings and will reimburse Employee for all reasonable expenses incurred by him in compliance with the provisions hereof.

          h. Employee understands and agrees that any breach of provisions e, f, or g above would cause irreparable harm, which irreparable harm may not be compensable entirely with monetary damages. Employee agrees that injunctive relief is an appropriate remedy for any breach of this paragraph. Employee further agrees that such injunctive relief shall be in addition to and not in limitation of any monetary relief or other remedies or rights available under applicable law, in equity or under this Agreement.

          i. The Employee agrees that so long as the Employee is engaged by the Company, the Employee shall comply with all laws, regulations and rules applicable to the conduct of the Company's business.

          j. The Employee represents, warrants and covenants that the Employee is not a party to or bound by any employment, consultant, non-competition, non-solicitation or confidentiality agreement or any other agreement which would in any manner conflict or interfere with the Employee's ability to lawfully fulfill the Employee's duties under this Agreement.

          For purposes herein, Person shall mean any individual, partnership, corporation, trust, joint venture, governmental agency, unincorporated association or other entity. For purposes herein, Client shall mean any person which the Company has conducted business with during the Term.

     3.   TERM.
          ----

          a. Employee's employment shall be for a period of one (1) year, commencing as of the Effective Date, subject, however, to prior termination by the parties' mutual agreement or as otherwise provided for herein (the "Term").

          b. Notwithstanding the foregoing provisions of this paragraph, in the event Employee claims that Employer has materially changed the authority or responsibility of Employee as its Chief Financial Officer from such authority and responsibility as described in paragraph 2 hereof (a "Material Change"), Employee may notify Employer in writing indicating the areas in which Employee believes Employer has materially changed such authority and responsibility (the "Notice"). In the event such Employee's claim of a Material Change (a "Claim") has not been resolved between Employer and Employee within thirty (30) days from Employer's receipt of such Notice, Employee's Claim shall be resolved in the following manner: Employer and Employee shall each designate one person to act as arbitrator of such claim; these two arbitrators shall mutually agree upon a third person to serve as the third arbitrator of such Claim. These three arbitrators shall meet as soon as possible to determine whether or not there has been a Material Change. The determination of at least a majority or the Arbitrators shall be required for a finding that there had been a Material Change and the decision of these Arbitrators shall be binding and final as to such Claim between Employer and Employee. Such Arbitrators shall promptly give written notice of their decision to Employer and Employee. In the event the Arbitrators' decision is that there has been a Material Change, Employee shall be entitled to terminate his Employment hereunder and be thereafter entitled to receive as his severance the severance as defined in paragraph 7; same shall be paid to Employee in installments in accordance with Company's regular payroll practices This severance payment shall be in full settlement of Employee's Claim hereunder. The cost of such arbitrators shall be advanced equally by Employer and Employee: provided in the event a Material Change is found by the arbitrators, the arbitrators' fees advanced by Employee shall be reimbursed by the Employer; in the event no Material Change is found by the arbitrators, the arbitrator's fees advanced by Employer shall be reimbursed by Employee.

     4.   COMPENSATION AND BENEFITS. Employee shall receive compensation and
          -------------------------
benefits for services rendered by Employee during the Term as set forth on Schedule A attached hereto and made a part hereof. Any vacation time set forth on Schedule A will be earned by Employee ratably during each employment year, and upon this Agreement's termination, the salary applicable to any unearned vacation time which has been utilized by Employee is an indebtedness of Employee to Employer which is due and payable upon the termination date. Conversely, any accrued but unpaid vacation time will be paid by Employer to Employee upon the termination date. Employee, upon the expiration of the Term, provided this Agreement is not terminated early, shall not receive any additional salary from Employer because of Employee's failure to utilize all or any portion of his allotted vacation time. If this Agreement is terminated due to Employee's death or permanent disability or at Employer's or Employee's election, Employee (or Employee's estate) is entitled to compensation for any of Employee's earned but unused vacation time.


     5.   TERMINATION. This Agreement shall terminate upon the occurrence of any
          -----------
of the following:

          a. The expiration of the Term or extended term hereof (subject to paragraph 7).

          b.   The mutual written consent of the parties hereto.

          c.   The death of Employee.

          d. The permanent disability of Employee; Employee shall be deemed to be permanently disabled for the purposes hereof, if (i) in the mutual opinion of two (2) licensed physicians, one selected by Employer and one by Employee, he is physically or mentally unable to perform his duties hereunder and (ii) such incapacity shall continue for a period of ninety (90) days in the aggregate during any one hundred and eighty (180) day period during the Term. If the two (2) physicians are unable to agree, they shall select a third licensed physician not affiliated with either physician, whose decision will be final and binding.

          e. For Cause, at the option of Employer, as provided in paragraph 6 below.

          f.   By Employee pursuant to the provisions of paragraph 3b.

     Nothing contained in this paragraph 5 shall be construed, however, to abrogate the payment by Employer to Employee or Employee's personal representative or heirs, as the case may be, of any benefits or compensation which had accrued and was due to Employee prior to termination of this Agreement. However, upon such termination, all obligations of Employer shall cease immediately, except that the Employee shall receive all Base Salary, bonus (except if terminated for "cause") and benefits earned or accrued through and including the date of such termination, and any expenses properly incurred by Employee but not yet reimbursed.

     6.   TERMINATION  FOR  CAUSE.
          -----------------------

          a. Employer shall have the right, at its sole election, to terminate Employee's employment hereunder at any time during the Term for cause ("cause herein") which, for purposes of this Agreement, shall be constituted by any of the following events:

               (i) any material failure by the Employee to perform the Employee's duties under this Agreement or to perform specific directives of the Company which are consistent with the scope and nature of the Employee's duties and responsibilities as set forth herein (following a 30 day written notice to correct such action);

               (ii) any intentional act of fraud or embezzlement by the Employee or the Employee's admission or conviction (including a plea of nolo contendre) of a felony or of any crime involving moral turpitude, fraud, embezzlement or misrepresentation;

               (iii) any gross negligence or willful misconduct of the Employee resulting in a material loss to the Employer or any of its affiliates, or material damage to the reputation of the Employer or any of its affiliates;

               (iv) excessive use of alcohol or drugs while performing his job duties hereunder; and

               (v)  any other material breach of this Agreement.

          b. The exercise of the right of the Employer to terminate this Agreement pursuant to this Section 6 shall not abrogate the rights or remedies of the Employer in respect of the breach giving rise to such termination.

          c. If the Employer terminates the Employee's employment for Cause, all obligations of the Employer hereunder shall cease immediately, except that the Employee shall be entitled to Base Salary and benefits actually earned or accrued through and including the date of such termination and any expenses properly incurred by the Employee but not yet reimbursed.

     7.   SEVERANCE. In the event that (1) the Company, in its discretion elects
          ---------
not to renew this Agreement for at least an additional twelve month period following expiration of the Term (the "Extended Term") at a base salary during such Extended Term at least equal to that set forth in Schedule A hereto (the "Extended Term Base Salary"), and (2) provided the Employee has fully performed all his obligations hereunder during the Term, has not been terminated for Cause as provided for hereunder, and contingent upon receipt by the Company of a valid and fully effective release of any and all Employee claims against the Company and related parties with respect to all matters arising out of Employee's employment by the Company (same to be of form and content satisfactory to Company's counsel), Employee shall then receive the following severance payments:

          The Company shall continue to pay Employee his Base Salary as set forth on Schedule A for a period of six (6) months following the expiration of the Term. This amount shall be paid to Employee in installments in accordance with the Company's regular payroll practices.

     8.   EXPENSES. Employee shall be entitled to reimbursement for all of
          --------
Employee's reasonable and necessary expenses in connection with Employee's duties hereunder, in accordance with Employer's usual practice. In addition, Employee shall be reimbursed his actual out of pocket costs incurred incidental to his relocation (and that of his immediate family) to Los Angeles, California to commence his employment hereunder, provide such relocation costs shall not exceed $25,000. This reimbursement is exclusive of the interim reimbursements for Gay to travel to and from Dallas until his relocation with his family, which Gay agrees to try and minimize such expense (roundtrip airfares approximately $250, bring his own car to LA from Dallas at the beginning of his employment etc).

     9.   NOTICE. Whenever provision is made in this Agreement for the giving,
          ------
service or delivery of any notice, statement or other instrument, notice shall be in writing and shall be deemed to have been duly given, served and delivered, either upon personal delivery, or if mailed, proper postage paid by United States registered or certified mail, addressed to the party entitled to receive the same at that address as set forth below, or to any other mailing address as the parties may by written notice designate:

     If to Employer:     Grill Concepts, Inc.
                         11661 San Vicente Boulevard, Suite 404
                         Los Angeles, California  90049
                         Attn: Robert Spivak, President

     with copy to:       Herzog, Fisher, Grayson & Wolfe
                         9460 Wilshire Boulevard
                         Beverly Hills, CA  90212-2711
                         Attn:  Michael A. Grayson, Esq.

     If to Employee:     Philip Gay
                         4619 Stone Hollow Way
                         Dallas, Texas  75287

     10.  SUCCESSORS AND ASSIGNS. The rights and obligations of the parties
          ----------------------
under this Agreement shall inure to the benefit of and shall be binding upon the successors and assigns of such parties; provided, however, that this Agreement is personal to Employee and neither this Agreement nor the Employee's rights or obligations hereunder may be assigned. Employer may assign all or part of its rights hereunder to any subsidiary or parent company of Employer, in which case services of Employee hereunder shall be rendered to such assignee.

     11.  SURVIVORSHIP OF BENEFITS. Subject to Paragraph 9, this Agreement shall
          ------------------------
bind and inure to the benefit of the respective parties, their executors, administrators, heirs, successors, assigns and transferees.

     12.  SEVERABILITY. The invalidity or unenforceability of any provision of
          ------------
this Agreement shall not affect the validity or enforceability of any other provision.

     13.  GOVERNING LAW. This Agreement shall be construed in accordance with
          -------------
and governed by California law.

     14.  ENTIRE AGREEMENT.
          ----------------

          a. This Agreement contains the parties' sole and entire agreement and shall supersede any and all other agreements between them.

          b. The parties acknowledge and agree that neither has made any representations with respect to the subject matter of this Agreement, or any representation inducing the execution and delivery of this Agreement, except as specifically set forth in this Agreement. Each acknowledges it has relied on its own judgment in entering into this Agreement.

          c. The parties further acknowledge that any statements or representations that may have been made by either of them to the other are void and of no effect, and that neither has relied on any statements or representations in connection with its, or his dealings with the other.

     15.  NO MODIFICATIONS OR WAIVERS. No waiver or modification of this
          ---------------------------
Agreement, or of any covenant, condition, or limit contained in this Agreement, shall be valid unless made in writing and duly executed by the party to be charged. No evidence of any waiver or modification shall be offered or received in evidence in any proceeding, arbitration, or litigation between the parties arising out of or affecting this Agreement, or the parties' rights or obligations, unless the waiver or modification is in writing and duly executed.

     16.  COUNTERPARTS. This Agreement may be executed in one or more
          ------------
counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same Agreement.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the day and year first above written.

Employer:                           GRILL CONCEPTS, INC., A DELAWARE CORPORATION
--------

                                    By:_______________________________________
                                            Robert Spivak, President


Employee:                           By:_______________________________________
--------                                    PHILIP GAY

                                   SCHEDULE A
                                   ----------

     1.   Compensation During Term
          ------------------------

          a.   Base Salary. For all the services rendered by Employee hereunder,
               -----------
the Company shall pay Employee an annual salary of $203,724.80 per year for the Term, (the "Base Salary" herein), less withholding required by law or agreed to by Employee, payable semi-monthly.

          b. In addition to the Base Salary, Employee shall receive a an option to purchase 50,000 shares of the Company's Common Stock pursuant to the terms of the Company's Stock Option Plan. Employee acknowledges receipt of a copy of such Plan and agrees to be bound by the terms thereof, including without limitation, the vesting schedule for such Options.

          c. Employee shall also be entitled to participate in the Company's Bonus Plan and be eligible there under to receive a Bonus thereunder to a maximum of twenty-five (25) percent of his Base Salary.

     2.   Compensation during Extended Term (if any)
          ------------------------------------------

          a. Extended Term Base Salary shall equal the Base Salary set forth in a. above plus an increase equal to increase, if any, in the Consumer Price Index (CPI) between the Effective Date and the first day of the Extended Term